Revised Exhibit 23.1

                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), and on Form S-3 (commission file No. 333-15463) of our report dated February 18, 1997 with respect to the consolidated financial statements of Appliance Recycling Centers of America, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 1996.



                                                        McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
June 5, 1997